UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) January 20, 2004

GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	38-0572515
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 556-5000

SIGNATURES

ITEM 12. Disclosure of information on financial conditions:

     The following charts were furnished to securities analyst in connection with General Motors Corporation (GM) earnings release this morning, Tuesday, January 20, 2004.

2003 CY and 4th Quarter Results In the presentation that follows and in related comments by General Motors management, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal", "project" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today. Additionally, per Regulation G, supplemental financial disclosure is included which provides a quantitative reconciliation of non-GAAP financial disclosures addressed in the context of the following chart set to GM's GAAP financial results and provides definition around non-GAAP terminology addressed.

2003 CY & 4th Quarter Highlights CY 2003 $5.62 EPS, $3.20 billion Net Income, $185 billion Revenue $7.14 EPS, $3.82 billion Net Income including Hughes & special items U.S. hourly & salaried pension plans fully funded (combined basis) Strong cash generation 3 out of 4 regions post market share gains GMAC & GMAP post record net income Q4 2003 $1.47 EPS, $838 million Net Income, $49.1 billion Revenue $2.13 EPS, $1.01 billion Net Income including Hughes & special items Improved global market share Improvements in 3 of 4 regions; U.S. at 28.8% - down slightly Strong automotive cash flow Completed Hughes / News Corp. transaction 2 * Revenue & net income exclude Hughes & special items * *

Priorities $5.00 EPS excluding Hughes & special items Cash generation of $10B Grow share in all regions Regional / Sector Income Targets North America: $1,700 - $1,900M Europe: ($200) - $0M Rest of World: $100M+ GMAC: $1,700 - $1,900M Other Metrics Structural cost: $42.4B GMNA, $7.8B GME Capital spending of $7.0B Net material cost reduction: 3.0% GMNA, 3.5% GME 2003 CY Priorities / Targets 3 G G G G G G Y R R G 1 Adjusted for Allison Transmission transferred to GMNA in Q1 2003 1 $1,156M ($286M) $246M $2,793M $5.62 $32.5B 3 of 4 $41.8B / $7.5B $6.6 B 3.5% / 3.2%

Calendar Year Adjusted Results Net Income 4 Refer to Supplemental Chart 1 for reconciliation to GAAP figures

Fourth Quarter Adjustments to Income 5

Fourth Quarter Adjusted Results Net Income 6 Refer to Supplemental Chart 2 for reconciliation to GAAP figures

North America Fourth Quarter Adjusted Results 7 2002 figures restated to include Allison Transmission

GMNA Vehicle Revenue Per Unit 2000 CY 2001 CY 2002 CY 2003 CY Q4'00 Q4'01 Q4'02 Q4'03 Net Revenue 18095 18722 18698 18992 18220 18923 18538 19311 Net Revenue Gross Revenue Less Sales Incentives Excludes such items as impact of daily rental acctg., Service Parts, other outside sales and OnStar 8 Reported Rev/Unit 19,719 20,899 20,321 20,777 19,970 21,005 19,776 21,204 Memo:

Europe Fourth Quarter Adjusted Results 9

10 Latin America, Africa & Middle East Fourth Quarter Results

Asia Pacific Fourth Quarter Results 11

GMAC Fourth Quarter Results 12 Net Income

Gross / Net Liquidity Q4'00 Q1'01 Q2'01 Q3'01 Q4'01 Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Q4'03 Net Liquidity 5.2 4.8 4.8 3.5 -1.1 0.2 0 -0.7 0.8 1.8 2.5 1.1 4.2 6.5 -2.4 -5.5 Gross Cash 13.2 13 13.3 11.8 9.4 11.1 11 11.5 17.3 17.6 18.2 17.3 20.6 23.7 29.3 26.9 Cum'l. Pension & VEBA Cont 17.3 17.3 17.3 17.3 17.3 18.7 20.1 21.5 23 24.2 2 1,2 1 Cash, Mkt. Securities & ST VEBA 2 Excluding Financing Operations. Debt includes reclassification of GECC supplier financing program 13 $ Billions Additional $2.4B VEBA contribution in early Jan.04

Cash Flow Summary (Excludes GMAC) 14 Refer to Supplemental Chart 3 for reconciliation to GAAP Operating Cash Flow * Net income from continuing operations

Strengthen Balance Sheet by $10B in 2003 CY Sources and Uses of Cash 15 * Refer to Supplemental Chart #3 for reconciliation to operating cash flow ** Change in cash & cash-related versus 12/31/02 (incl. S/T VEBA) excl. GMAC *** Includes $1.2B of Class H stock contributed in Q1, $8.5B cash contributed in Q3 & $12.1 in Q4 ** *** *** *

Priorities $6.00-$6.50 EPS Operating cash flow of $5.0B Grow share in all regions Regional / Sector Income Targets North America: $1,000 - $1,400M Europe: $0 -$100M LAAM: ($200M) - ($100M) Asia-Pacific: $700 - $800M GMAC: > $2,000M Other Metrics Structural cost: >$500M reduction in automotive operations Capital spending of $7.0B Net material cost reduction: 3.5% GMNA & 3.0% GME 2004 Priorities / Targets * EPS excluding any special items; at current dilution levels * 16

2004 Q1 Outlook 17 EPS stated at current dilution levels

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Revenue, Net Income / EPS CY - 2002 & 2003 S1

Reconciliation to Adjusted Net Revenue, Net Income / EPS Q4 - 2002 & 2003 S2

Reconciliation of Operating & Other Cash Flow S3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

Date: January 20, 2004	By:	/s/ PETER R. BIBLE. (Peter R. Bible, Chief Accounting Officer)